                                                                     EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in this  Registration
Statement  on Form N-1A of our  reports  dated  May 19,  2008,  relating  to the financial statements and financial highlights which appear in the March 31, 2008
Annual  Reports to  Shareholders  of the Premium Money Market Fund,  Prime Money
Market Fund,  Diversified Bond Fund,  High-Yield Fund, NT Diversified Bond Fund,
Short  Duration  Fund,  Core Plus  Fund,  Inflation  Protection  Fund,  American
Century-Mason  Street  Select  Bond  Fund  and  American   Century-Mason  Street
High-Yield  Bond  Fund,  which  are  also  incorporated  by  reference  into the
Registration  Statement.  We also  consent  to the  references  to us under  the headings "Financial Highlights," "Independent Registered Public Accounting Firm"
and "Financial Statements" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP
-----------------------------------
PricewaterhouseCoopers LLP

Kansas City, Missouri
July 23, 2008